Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-195558 and 333-255785 on Form S-8 of our reports dated February 10, 2026, relating to the financial statements of Silicon Laboratories Inc. and the effectiveness of Silicon Laboratories Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 3, 2026.

/s/ Deloitte & Touche LLP

Austin, Texas
February 10, 2026